EX-99.23(d)(143)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                           LAZARD ASSET MANAGEMENT LLC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and LAZARD ASSET MANAGEMENT LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 31, 2001 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

     WHEREAS, the parties wish to amend the Agreement in order to reflect name changes for the following two Funds: 1) Change JNL/Lazard Mid Cap Value Fund to JNL/Lazard Mid Cap Equity Fund; and 2) Change JNL/Lazard Small Cap Value Fund to JNL/Lazard Small Cap Equity Fund.

     WHEREAS, the parties wish to amend the Agreement in order to reflect sub-advisory fee changes for the JNL/Lazard Emerging Markets Fund and for the JNL/Lazard Mid Cap Equity Fund.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated March 31, 2008, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated March 31, 2008, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 31st day of March, 2008.

JACKSON NATIONAL ASSET                     LAZARD ASSET
MANAGEMENT, LLC                            MANAGEMENT LLC


By:_____________________________           By:     _____________________________
Name:  MARK D. NERUD                       Name:   _____________________________
Title: PRESIDENT                           Title:  _____________________________

                                   SCHEDULE A
                                 MARCH 31, 2008
                                     (Funds)

  ----------------------------------------------------------------------------
                        JNL/Lazard Emerging Markets Fund
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
                         JNL/Lazard Mid Cap Equity Fund
  ----------------------------------------------------------------------------
  ----------------------------------------------------------------------------
                        JNL/Lazard Small Cap Equity Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                                 MARCH 31, 2008
                                 (Compensation)

  ----------------------------------------------------------------------------

                        JNL/LAZARD EMERGING MARKETS FUND

  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------

  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  $0 to $50 Million                                               0.75%

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  $50 to $200 Million                                             0.65%

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  Over $200 Million                                               0.60%

  ------------------------------------------------------- --------------------

  ----------------------------------------------------------------------------

                         JNL/LAZARD MID CAP EQUITY FUND

  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------

  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  $0 to $250 Million                                              0.45%

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  Over $250 Million                                               0.40%

  ------------------------------------------------------- --------------------

  ----------------------------------------------------------------------------

                        JNL/LAZARD SMALL CAP EQUITY FUND

  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------

  AVERAGE DAILY NET ASSETS                                    ANNUAL RATE

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  $0 to $500 Million                                              0.50%

  ------------------------------------------------------- --------------------
  ------------------------------------------------------- --------------------

  Over $500 Million                                               0.45%

  ------------------------------------------------------- --------------------